Exhibit 99.1

Koppers Holdings Inc. 436 Seventh Avenue Pittsburgh, PA 15219-1800 Tel 412 227 2001 www.koppers.com
News Release

FOR IMMEDIATE RELEASE

For Information:	Michael J. Zugay, Chief Financial Officer
412 227 2231
ZugayMJ@koppers.com

Koppers Holdings Inc. Reports First Quarter 2017 Results

Reported Q1 2017 Diluted EPS of $0.20 Compares Favorably to Prior Year of ($0.06)

Adjusted Q1 2017 EPS of $0.68 vs. Prior Year of $0.28

Company Increases 2017 Adjusted EPS Guidance of $2.80 to $3.00

PITTSBURGH, May 5, 2017 – Koppers Holdings Inc. (NYSE: KOP), an integrated global provider of treated wood products, wood treatment chemicals and carbon compounds, today reported net income attributable to Koppers for the first quarter of $4.4 million, or $0.20 per diluted share compared to a net loss of $1.3 million, or $0.06 loss per diluted share in the prior year quarter.

Adjusted net income and adjusted earnings per share (EPS) were $14.8 million and $0.68 per share for the first quarter of 2017 compared to $5.9 million and $0.28 per share in the prior year quarter, respectively.

Adjustments to pre-tax income totaled $14.2 million for the first quarter of 2017 and $11.6 million for the first quarter of 2016, which primarily consisted of debt refinancing in 2017 and restructuring expenses for both periods.

Consolidated sales were $346.6 million for the first quarter of 2017, which were comparable to sales of $346.8 million in the prior year quarter.  The Performance Chemicals (PC) business had strong sales volumes, primarily driven by higher demand in North America for copper-based wood preservatives and additives.  The Carbon Materials and Chemicals (CMC) segment generated higher sales volumes for carbon black feedstock and other coal tar products with higher sales prices for carbon pitch, carbon black feedstock and phthalic anhydride, partially offset by lower demand for carbon pitch and creosote.  The Railroad and Utility Products and Services (RUPS) business reported a decrease in sales due to lower volumes of treated crossties, utility products and structure services.

CMC operating profitability improved significantly from the prior year quarter primarily due to restructuring savings, lower average raw material costs and higher sales prices in Europe and Australasia.  These positive impacts were partially offset by lower pricing in North America.  PC’s profit margins benefited from higher sales volumes due to changes in treated wood product application standards resulting in treated wood dealers stocking and selling more high-retention ground contact treated wood.  The results for RUPS were unfavorably affected by reduced sales volumes combined with pricing pressures for commercial crossties as a result of an over-supply of inventory in that market.

Commenting on the quarter, President and CEO Leroy Ball said, “It is encouraging to see consolidated sales stabilize after enduring five consecutive quarters of double-digit declines on a year-over-year basis.  That stabilization largely contributed to the significant growth in our profitability as well as improved earnings per share for the quarter.  The value created through the restructuring and repositioning of our business as the global leader in wood-based technology is now starting to be fully reflected in our results.  Another bright spot for the quarter was our ability to maintain a net debt leverage ratio of 3.7, which we had reached at year-end 2016.  The March quarter is typically our highest cash consumption quarter of the year, so this should position us to reach our net debt leverage goal of less than 3.5 by the end of this year.”

Summary of First-Quarter Financial Performance:

•

Sales for RUPS of $135.5 million decreased by $15.9 million, or 10.5 percent, compared to sales of $151.4 million in the prior year quarter.  The lower sales volume in treated crossties is attributed to decreased spending in the rail industry due to the impact of reduced freight car loadings and rail traffic across both the Class I and commercial markets during the past two years. In addition, commercial crosstie pricing has declined due to an over-supply of crossties. The negative impact from these factors was slightly offset by favorable volumes and sales mix of rail joint products.  Operating margin for the first quarter was 6.6 percent, compared with 8.9 percent in the prior year quarter.  Adjusted EBITDA margin for the first quarter was 8.8 percent, compared with 12.3 percent in the prior year quarter.

•

Sales for PC of $96.7 million increased by $8.7 million, or 9.9 percent, compared to sales of $88.0 million in the prior year quarter.  The sales increase was primarily due to treated wood dealers stocking and selling treated wood with higher preservative retention levels.  Additionally, the trend for existing home sales continued to be favorable, benefiting the repair and remodeling markets.  These gains were offset in part by higher customer development costs, which are reflected as a reduction of net sales.  Operating margin was 19.2 percent for the first quarter, compared with 14.3 percent in the prior year quarter.  Adjusted EBITDA margin was 23.7 percent for the first quarter, compared with 20.3 percent in the prior year quarter.

•

Sales for CMC totaling $114.4 million increased by $7.0 million, or 6.5 percent, compared to sales of $107.4 million in the prior year quarter.  The higher sales volume was related to carbon black feedstock and other coal tar chemicals, partially offset by lower global sales for carbon pitch.  Operating margin was 0.3 percent in the first quarter, compared with a loss of 16.4 percent in the prior year quarter.  Adjusted EBITDA margin was 6.4 percent in the first quarter, compared with a loss of 2.6 percent in the prior year quarter.  This considerable improvement was primarily due to the benefit of restructuring savings and lower average raw material costs.

•

Net income was $4.6 million, compared to a net loss of $1.8 million in the prior year quarter.  Adjusted EBITDA was $41.8 million compared with $33.2 million in the prior year quarter, due primarily to higher profitability from the CMC and PC segments, partially offset by lower profitability for the RUPS segment.

•

Net income attributable to Koppers in the first quarter was $4.4 million compared with a net loss of $1.3 million in the prior year quarter.  Adjusted net income was $14.8 million compared with $5.9 million in the prior year quarter.

•

Items excluded from adjusted EBITDA consisted of $0.2 million of pre-tax benefits, while adjusted net income and adjusted EPS for the quarter excluded $14.2 million of pre-tax charges.  The excluded items related primarily to debt refinancing and restructuring expenses.  Adjusted EBITDA margin represents adjusted EBITDA as a percentage of GAAP sales.

•

Total debt, net of cash and cash equivalents was $684.6 million at March 31, 2017, compared with $641.6 million at December 31, 2016.  The net leverage ratio was 3.7 at the end of both periods.  The ability to maintain the net leverage ratio at a similar level as year-end 2016 reflects the company’s disciplined approach to optimizing its balance sheet, especially in a quarter that historically requires high cash usage.

2017 Outlook

Koppers expects that its 2017 sales will be relatively flat year-over-year and remain at approximately $1.4 billion.  On an adjusted basis, the company is maintaining its EBITDA forecast of approximately $180 million.  Due primarily to a lower than anticipated effective tax rate, the adjusted EPS for 2017 is projected to be in the range of $2.80 and $3.00, compared with the prior estimate of $2.75 to $2.85.

Commenting on the 2017 forecast, Mr. Ball said, “The year began generally as we predicted when we first issued guidance in late 2016.  The sales volumes in our PC business continue to show strength, and our CMC operations are benefiting from ongoing savings related to its restructuring strategy as well as more favorable market conditions.  Our RUPS segment is experiencing softness as we projected, and there is a potential for further worsening before we see glimpses of improvement in 2018.  From the perspective of raw material cost trends, we are fairly well insulated in 2017 from the rise in copper prices that occurred in recent months, but we could start to feel some of the effects of higher input costs moving into 2018.  On balance, I have confidence in our ability to maintain our current run rate of profitability while setting a foundation for even more improvement in 2018 and beyond.”

Investor Conference Call and Web Simulcast

Koppers management will conduct a conference call this morning, beginning at 11:00 a.m. Eastern Time to discuss the company’s performance.  Presentation materials will be available at least 15 minutes before the call on www.koppers.com in the Investor Relations section of the company’s website.

Interested parties may access the live audio broadcast by dialing 800-467-8998 in the United States/Canada, or 719-325-2157 for international, Conference ID number 2582596. Investors are requested to access the call at least five minutes before the scheduled start time in order to complete a brief registration. An audio replay will be available approximately two hours after the completion of the call at 866-375-1919 or 719-457-0820, Conference ID number 2582596. The recording will be available for replay through June 5, 2017.

The live broadcast of the Koppers conference call will be available online: http://edge.media-server.com/m/p/szr6984m. (Due to the length of this URL, it may be necessary to copy and paste this hyperlink into your internet browser's URL address field.)

If you are unable to participate during the live webcast, the event will be archived on www.koppers.com and www.streetevents.com shortly after the live call and continuing through June 5, 2017.

About Koppers

Koppers, with corporate headquarters in Pittsburgh, Pennsylvania, is an integrated global provider of treated wood products, wood treatment chemicals and carbon compounds.  Our products and services are used in a variety of niche applications in a diverse range of end-markets, including the railroad, specialty chemical, utility, residential lumber, agriculture, aluminum, steel, rubber, and construction industries.  Including our joint ventures, we serve our customers through a comprehensive global manufacturing and distribution network, with facilities located in North America, South America, Australasia, China and Europe.  The stock of Koppers Holdings Inc. is publicly traded on the New York Stock Exchange under the symbol "KOP."  For more information, visit us at www.koppers.com. Questions concerning investor relations should be directed to Michael J. Zugay at 412-227-2231 or Quynh McGuire at 412-227-2049.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures.  Koppers believes that adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted earnings per share and net leverage ratio provide information useful to investors in understanding the underlying operational performance of the company, its business and performance trends, and facilitates comparisons between periods and with other corporations in similar industries. The exclusion of certain items permits evaluation and a comparison of results for ongoing business operations, and it is on this basis that Koppers management internally assesses the company’s performance.  In addition, the Board of Directors and executive management team use adjusted EBITDA and adjusted earnings per share as performance measures under the company’s annual incentive plans.

Although Koppers believes that these non-GAAP financial measures enhance investors’ understanding of its business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP basis financial measures and should be read in conjunction with the relevant GAAP financial measure.  Other companies in a similar industry may define or calculate these measures differently than the company, limiting their usefulness as comparative measures.  Because of these limitations, these non-GAAP financial measures should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP.

See the attached tables for the following reconciliations of non-GAAP financial measures included in this press release:  Unaudited Reconciliation of Operating Profit to EBITDA and Adjusted EBITDA; Unaudited Reconciliation of Net Income to EBITDA and Adjusted EBITDA; Unaudited Reconciliation of Net Income Attributable to Koppers and Adjusted Net Income; Unaudited Reconciliation of Diluted Earnings Per Share and Adjusted Earnings Per Share; Unaudited Reconciliation of Total Debt to Net Leverage Ratio; and Unaudited Reconciliation of Net Income to EBITDA and Adjusted EBITDA on a Latest Twelve Month Basis.

For the company’s guidance, adjusted EBITDA, adjusted EBITDA margin and adjusted EPS excludes restructuring, impairment, non-cash LIFO charges, and non-cash mark-to-market commodity hedging.  The forecasted amounts for these items cannot be reasonably estimated due to their nature, but may be significant.  For that reason, the company is unable to provide GAAP earnings estimates at this time.

Safe Harbor Statement

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and may include, but are not limited to, statements about sales levels, acquisitions, restructuring, declines in the value of Koppers assets and the effect of any resulting impairment charges, profitability and anticipated expenses and cash outflows.  All forward-looking statements involve risks and uncertainties. All statements contained herein that are not clearly historical in nature are forward-looking, and words such as “outlook,” “guidance,” “forecast,” “believe,” “anticipate,” “expect,” “estimate,” “may,” “will,” “should,” “continue,” “plans,” “potential,” “intends,” “likely,” or other similar words or phrases are generally intended to identify forward-looking statements.  Any forward-looking statement contained herein, in other press releases, written statements or other documents filed with the Securities and Exchange Commission, or in Koppers communications with and discussions with investors and analysts in the normal course of business through meetings, phone calls and conference calls, regarding expectations with respect to sales, earnings, cash flows, operating efficiencies, restructurings, the benefits of acquisitions, divestitures, joint ventures or other matters as well as financings and debt reduction, are subject to known and unknown risks, uncertainties and contingencies.  Many of these risks, uncertainties and contingencies are beyond our control, and may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements.  Factors that might affect such forward-looking statements, include, among other things, the impact of changes in commodity prices, such as oil and copper, on product margins; general economic and business conditions; potential difficulties in protecting our intellectual property; the ratings on our debt and our ability to repay or refinance our outstanding indebtedness as it matures; our ability to operate within the limitations of our debt covenants; potential impairment of our goodwill and/or long-lived assets; demand for Koppers goods and services; competitive conditions; interest rate and foreign currency rate fluctuations; availability and costs of key raw materials; unfavorable resolution of claims against us, as well as those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Koppers, particularly our latest annual report on Form 10-K and quarterly report on Form 10-Q.  Any forward-looking statements in this release speak only as of the date of this release, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

Koppers Holdings Inc.

Unaudited Consolidated Statement of Operations

(Dollars in millions, except per share amounts)

	Three Months Ended March 31,
	2017	2016
Net sales	$346.6	$346.8
Cost of sales (excluding items below)	275.3	288.5
Depreciation and amortization	11.2	15.1
Impairment and restructuring charges	1.5	5.1
Selling, general and administrative expenses	31.0	30.3
Operating profit	27.6	7.8
Other income	2.0	1.6
Interest expense	10.6	12.3
Loss on extinguishment of debt	13.3	0.0
Income (loss) before income taxes	5.7	(2.9)
Income tax provision (benefit)	1.0	(0.5)
Income (loss) from continuing operations	4.7	(2.4)
(Loss) income from discontinued operations, net of tax expense of $0.0 and $0.2	(0.1)	0.6
Net income (loss)	4.6	(1.8)
Net income (loss) attributable to noncontrolling interests	0.2	(0.5)
Net income (loss) attributable to Koppers	$4.4	$(1.3)
Earnings (loss) per common share attributable to Koppers common shareholders:
Basic -
Continuing operations	$0.21	$(0.09)
Discontinued operations	0.00	0.03
Earnings (loss) per basic common share	$0.21	$(0.06)
Diluted -
Continuing operations	$0.20	$(0.09)
Discontinued operations	0.00	0.03
Earnings (loss) per diluted common share	$0.20	$(0.06)
Comprehensive income	$12.3	$7.2
Comprehensive income (loss) attributable to noncontrolling interests	0.2	(0.5)
Comprehensive income attributable to Koppers	$12.1	$7.7
Weighted average shares outstanding (in thousands):
Basic	20,722	20,582
Diluted	21,746	20,582

Koppers Holdings Inc.

Unaudited Consolidated Balance Sheet

(Dollars in millions, except per share amounts)

	March 31, 2017	December 31, 2016
Assets
Cash and cash equivalents	$23.4	$20.8
Accounts receivable, net of allowance of $3.8	166.5	136.8
Income tax receivable	6.4	3.8
Inventories, net	240.2	228.7
Loan to related party	0.0	8.9
Other current assets	40.3	39.1
Total current assets	476.8	438.1
Property, plant and equipment, net	289.6	280.8
Goodwill	187.2	186.4
Intangible assets, net	139.0	141.9
Deferred tax assets	26.3	27.1
Other assets	14.2	13.2
Total assets	$1,133.1	$1,087.5
Liabilities
Accounts payable	$137.2	$144.2
Accrued liabilities	101.1	106.3
Current maturities of long-term debt	11.9	42.6
Total current liabilities	250.2	293.1
Long-term debt	696.1	619.8
Accrued postretirement benefits	51.0	51.6
Deferred tax liabilities	6.4	6.3
Other long-term liabilities	79.8	82.1
Total liabilities	1,083.5	1,052.9
Commitments and contingent liabilities
Equity
Senior Convertible Preferred Stock, $0.01 par value per share; 10,000,000 shares authorized; no shares issued	0.0	0.0
Common Stock, $0.01 par value per share; 80,000,000 shares authorized; 22,308,205 and 22,140,680 shares issued	0.2	0.2
Additional paid-in capital	180.7	176.5
Accumulated deficit	(20.5)	(24.7)
Accumulated other comprehensive loss	(60.9)	(68.6)
Treasury stock, at cost, 1,505,377 and 1,475,792 shares	(54.3)	(53.0)
Total Koppers shareholders’ equity	45.2	30.4
Noncontrolling interests	4.4	4.2
Total equity	49.6	34.6
Total liabilities and equity	$1,133.1	$1,087.5

Koppers Holdings Inc.

Unaudited Consolidated Statement of Cash Flows

(Dollars in millions)

	Three Months Ended March 31,
	2017	2016
Cash (used in) provided by operating activities:
Net income (loss)	$4.6	$(1.8)
Adjustments to reconcile net cash provided by (used in) operating activities:
Depreciation and amortization	11.2	15.1
Loss on extinguishment of debt	13.3	0.0
Gain on disposal of investment	(1.3)	0.0
Deferred income taxes	0.1	0.1
Equity loss, net of dividends received	0.0	0.5
Change in other liabilities	(2.3)	(2.7)
Non-cash interest expense	0.5	0.9
Stock-based compensation	2.3	1.1
Other - net	(1.2)	2.0
Changes in working capital:
Accounts receivable	(27.8)	(10.3)
Inventories	(8.5)	(5.2)
Accounts payable	(7.8)	7.0
Accrued liabilities	(9.8)	(5.6)
Other working capital	2.6	1.4
Net cash (used in) provided by operating activities	(24.1)	2.5
Cash (used in) provided by investing activities:
Capital expenditures	(14.9)	(8.6)
Repayments of loan	9.5	0.0
Net cash provided by divestitures and asset sales	0.5	0.3
Net cash used in investing activities	(4.9)	(8.3)
Cash provided by (used in) financing activities:
Borrowings of revolving credit	369.5	113.2
Repayments of revolving credit	(288.8)	(103.1)
Borrowings of long-term debt	500.0	0.0
Repayments of long-term debt	(538.5)	(7.5)
Issuances of Common Stock	1.6	0.0
Repurchases of Common Stock	(1.3)	(0.3)
Payment of debt issuance costs	(11.0)	0.0
Net cash provided by financing activities	31.5	2.3
Effect of exchange rate changes on cash	0.1	(2.7)
Net increase (decrease) in cash and cash equivalents	2.6	(6.2)
Cash and cash equivalents at beginning of period	20.8	21.8
Cash and cash equivalents at end of period	$23.4	$15.6

Unaudited Segment Information

The following tables set forth certain sales and operating data, net of all intersegment transactions, for the company’s businesses for the periods indicated.

	Three Months Ended March 31,
	2017	2016
(Dollars in millions)
Net sales:
Railroad and Utility Products and Services	$135.5	$151.4
Performance Chemicals	96.7	88.0
Carbon Materials and Chemicals	114.4	107.4
Total	$346.6	$346.8
Operating profit (loss):
Railroad and Utility Products and Services	$9.0	$13.5
Performance Chemicals	18.6	12.6
Carbon Materials and Chemicals	0.4	(17.6)
Corporate Unallocated	(0.4)	(0.7)
Total	$27.6	$7.8
Operating profit (loss) margin:
Railroad and Utility Products and Services	6.6%	8.9%
Performance Chemicals	19.2%	14.3%
Carbon Materials and Chemicals	0.3%	-16.4%
Corporate Unallocated	0.0%	0.0%
Total	8.0%	2.2%
Depreciation and amortization:
Railroad and Utility Products and Services	$3.0	$3.2
Performance Chemicals	4.4	4.8
Carbon Materials and Chemicals	3.8	7.1
Total	$11.2	$15.1
Adjusted EBITDA(1):
Railroad and Utility Products and Services	$11.9	$18.6
Performance Chemicals	22.9	17.9
Carbon Materials and Chemicals	7.3	(2.8)
Corporate Unallocated	(0.3)	(0.5)
Total	$41.8	$33.2
Adjusted EBITDA margin(2):
Railroad and Utility Products and Services	8.8%	12.3%
Performance Chemicals	23.7%	20.3%
Carbon Materials and Chemicals	6.4%	-2.6%
Total	12.1%	9.6%

(1)	The tables below describe the adjustments to EBITDA for the quarters ended March 31, 2017 and 2016, respectively.
(2)	Adjusted EBITDA as a percentage of GAAP sales.

UNAUDITED RECONCILIATION OF OPERATING PROFIT TO EBITDA AND ADJUSTED EBITDA

(In millions)

	Three months ended March 31, 2017
				Corporate
	RUPS	PC	CMC	Unallocated	Consolidated
Operating profit	$9.0	$18.6	$0.4	$(0.4)	$27.6
Other income (loss)	(0.1)	0.6	1.5	-	2.0
Depreciation and amortization	3.0	4.4	3.8	-	11.2
Depreciation in impairment and restructuring charges	-	-	1.2	-	1.2
EBITDA with noncontrolling interest	$11.9	$23.6	$6.9	$(0.4)	$42.0
Unusual items impacting EBITDA:
CMC restructuring	-	-	0.8	-	0.8
RUPS treating plant closures	0.1	-	-	-	0.1
Non-cash LIFO benefit	(0.1)	-	(0.4)	-	(0.5)
Mark-to-market commodity hedging (non-cash)	-	(0.7)	-	-	(0.7)
Debt refinancing costs	-	-	-	0.1	0.1
Adjusted EBITDA	$11.9	$22.9	$7.3	$(0.3)	$41.8
Adj. EBITDA % of Consolidated EBITDA (excluding corporate unallocated)	28.3%	54.4%	17.3%

UNAUDITED RECONCILIATION OF OPERATING PROFIT TO EBITDA AND ADJUSTED EBITDA

(In millions)

	Three months ended March 31, 2016
				Corporate
	RUPS	PC	CMC	Unallocated	Consolidated
Operating profit	$13.5	$12.6	$(17.6)	$(0.7)	$7.8
Other income (loss)	(0.1)	1.7	(0.2)	0.2	1.6
Depreciation and amortization	3.2	4.8	7.1	-	15.1
Depreciation in impairment and restructuring charges	-	-	0.2	-	0.2
EBITDA with noncontrolling interest	$16.6	$19.1	$(10.5)	$(0.5)	$24.7
Unusual items impacting EBITDA:
Loss on sale of RUPS businesses	0.7	-	-	-	0.7
CMC restructuring	-	-	9.1	-	9.1
RUPS treating plant closures	1.3	-	-	-	1.3
Non-cash LIFO benefit	-	-	(1.4)	-	(1.4)
Mark-to-market commodity hedging (non-cash)	-	(0.2)	-	-	(0.2)
Escrow recovery	-	(1.0)	-	-	(1.0)
Adjusted EBITDA	$18.6	$17.9	$(2.8)	$(0.5)	$33.2
Adj. EBITDA % of Consolidated EBITDA (excluding corporate unallocated)	55.2%	53.1%	-8.3%

UNAUDITED RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

(In millions)

	Three Months Ended March 31,
	2017	2016
Net income (loss)	$4.6	$(1.8)
Interest expense	10.6	12.3
Loss on extinguishment of debt	13.3	-
Depreciation and amortization	12.4	15.3
Income taxes (benefit)	1.0	(0.5)
Loss (income) from discontinued operations	0.1	(0.6)
EBITDA with noncontrolling interests	42.0	24.7
Unusual items impacting net income(1)
Impairment, restructuring and plant closure costs	0.9	10.4
Net loss on sale of business	-	0.7
Escrow recovery	-	(1.0)
Mark-to-market commodity hedging (non-cash)	(0.7)	(0.2)
Non-cash LIFO benefit	(0.5)	(1.4)
Debt refinancing costs	0.1	-
Total adjustments	(0.2)	8.5
Adjusted EBITDA with noncontrolling interests	$41.8	$33.2
(1)	Refer to adjustments under Unaudited Segment Information.

UNAUDITED RECONCILIATION OF NET INCOME ATTRIBUTABLE TO KOPPERS AND ADJUSTED NET INCOME

(In millions)

	Three Months Ended March 31,
	2017	2016
Net income (loss) attributable to Koppers	$4.4	$(1.3)
Unusual items impacting net income
Impairment, restructuring and plant closure costs	2.1	13.5
Net loss on sale of business	-	0.7
Escrow recovery	-	(1.0)
Mark-to-market commodity hedging (non-cash)	(0.7)	(0.2)
Non-cash LIFO benefit	(0.5)	(1.4)
Debt refinancing costs	13.3	-
Total adjustments	14.2	11.6
Adjustments to income tax and noncontrolling interests
Income tax	(4.1)	(3.3)
Noncontrolling interests	0.2	(0.5)
Effect on adjusted net income	10.3	7.8
Adjusted net income including discontinued operations	14.7	6.5
Loss (income) from discontinued operations	0.1	(0.6)
Adjusted net income	$14.8	$5.9

UNAUDITED RECONCILIATION OF DILUTED EARNINGS PER SHARE AND

ADJUSTED EARNINGS PER SHARE

(In millions except share amounts)

	Three Months Ended March 31,
	2017	2016
Net income (loss) attributable to Koppers	$4.4	$(1.3)
Adjusted net income (from above)	$14.8	$5.9
Denominator for diluted earnings per share (in thousands)	21,746	20,582
Earnings per share:
Diluted earnings (loss) per share	$0.20	$(0.06)
Adjusted earnings per share	$0.68	$0.28

UNAUDITED RECONCILIATION OF TOTAL DEBT TO NET LEVERAGE RATIO

(In millions)

	Twelve months ended
	March 31, 2017	December 31, 2016
Total Debt	$708.0	$662.4
Less: Cash	23.4	20.8
Net Debt	$684.6	$641.6
Adjusted EBITDA	$182.7	$174.2
Net Leverage Ratio	3.7	3.7

UNAUDITED RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA ON A LATEST TWELVE MONTH BASIS

(In millions)

	Twelve months ended
	March 31, 2017	December 31, 2016
Net income	$34.1	$27.7
Interest expense including refinancing	62.5	50.8
Depreciation and amortization	57.6	60.5
Income tax provision	12.8	11.4
Discontinued operations	0.1	(0.6)
EBITDA	167.1	149.8
Unusual items impacting net income:
Impairment, restructuring and plant closure	24.5	34.1
Non-cash LIFO benefit	(8.5)	(9.5)
Mark-to-market commodity hedging (non-cash)	(2.2)	(1.7)
Net loss on sale of business	-	0.8
Reimbursement of environmental costs	(2.7)	(2.7)
Escrow recovery	-	(1.0)
Pension settlement charge	4.4	4.4
Debt refinancing costs	0.1	-
Adjusted EBITDA with noncontrolling interests	$182.7	$174.2